Exhibit 10.1

SUBLEASE

THIS SUBLEASE (“this Sublease”), dated as of 31st day of July 2006, between Live Nation Worldwide, Inc. f/k/a SFX Entertainment, Inc., a Delaware corporation, having an address at 220 West 42nd Street, New York, New York 10036 (referred to herein as “Sublandlord”), and Flagship Patient Advocates, Inc., a Delaware corporation, having an address at 432 Park Avenue South, New York, New York 10016 (referred to herein as “Subtenant”).

WITNESSETH:

1.  DEMISE AND TERM. Sublandlord hereby leases to Subtenant, and Subtenant hereby hires from Sublandlord, those certain premises (the “Subleased Premises”) consisting of a total of approximately 10,690 rentable square feet comprising the entire 23rd floor (5,845 rentable square feet) and the entire 24th floor (4,845 rentable square feet) (as identified on Exhibit A attached hereto) of the building located at 220 West 42nd Street, New York, New York (the “Building”). The term of this Sublease shall be the period (A) commencing upon the delivery of possession of the Subleased Premises by the Sublandlord to Subtenant (the “Rent Commencement Date”), and (B) ending at 11:59 p.m. One Hundred and Twenty Five Months (the “Expiration Date”) from the Rent Commencement Date, unless sooner terminated pursuant to the terms of this Sublease or pursuant to law, or extended as provided pursuant to the terms of this Sublease. The Subleased Premises shall be delivered to Subtenant, free of all liens, encumbrances and tenancies incurred by SFX Entertainment, Inc. except for tenancy created pursuant to the Overlease more particularly set forth herein, upon full execution and delivery of the Sublease and Sublandlord’s receipt of the first month’s Fixed Rent, the Security Deposit and proof of insurance as required pursuant to the terms of this Sublease.

2.  SUBORDINATE TO OVERLEASE. This Sublease is and shall be subject and subordinate to that certain lease dated as of March 13, 2000, between Clear (NY), L.P., as successor to Massachusetts Mutual Life Insurance Company (the “Overlandlord”), as landlord, and Sublandlord, as tenant, as the same has been modified by an amendment dated as of October 22, 2002, and as the same may be amended and/or modified from time to time (the “Overlease”) and all other matters to which the Overlease is or shall be subject and subordinate. Upon execution of this Sublease, Sublandlord shall submit a request to Overlandlord for a non-disturbance agreement with respect to this Sublease pursuant to Section 7.12 of the Overlease. Sublandlord shall not be obligated to secure a non-disturbance agreement from Overlandlord and Subtenant agrees that is shall pay any fees that the Overlandlord may charge pursuant to Section 7.08(b)(5) of the Overlease. Subtenant hereby acknowledges receipt of a redacted version of the Overlease prior to the execution and delivery of this Sublease. Sublandlord warrants and represents that: (i) the Overlease is in full force and effect; (ii) Sublandlord is not in default in the payment of Rent or Additional Rent under the Overlease; and (iii) Sublandlord has not received any notice of default under the Overlease.

3.  PROVISIONS OF OVERLEASE.

(A)  Incorporation by Reference. The terms, covenants and conditions of the Overlease are incorporated herein by reference so that, except to the extent that they are inapplicable or deleted or modified by the provisions of this Sublease for the purpose of incorporation by reference, each and every term, covenant and condition of the Overlease binding or inuring to the benefit of the landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Overlease binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, but solely to the extent each of the same relates to Subtenant’s occupancy or its use and enjoyment of the Subleased Premises, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words “Landlord” and “Tenant,” or words of similar import, wherever the same appear in the Overlease, were construed to mean, respectively, “Sublandlord” and “Subtenant” in this Sublease, and as if the words “Premises” or “Office Premises” or “Demised Premises,” or words of similar import, wherever the same appear in the Overlease, were construed to mean “Subleased Premises” in this Sublease, and as if the word “Lease,” or words of similar import, wherever the same appear in the Overlease, were construed to mean this “Sublease.” Notwithstanding the foregoing, the following provisions of the Overlease shall be deemed deleted for the purposes of incorporation by reference in this Sublease (however, Subtenant’s rights hereunder shall remain subject to Overlandlord’s rights as set forth in such provisions): (1) Sections 1.01-1.05, 2.01-2.04, 3.02(a) but only to the extent that the Tenant is obligated to pay amounts related to 100% of the Taxes as opposed to Subtenant’s Proportionate Share as set forth in Article 11 of this Sublease, 3.02(c) and (e), 3.03, but only to the extent that the Tenant is obligated to pay amounts related to 100% of the Operating Expenses as opposed to Subtenant’s Proportionate Share as set forth in Article 11 of this Sublease, 3.06,, 5.02, 5.04-5.05, 11.01(b)-(f), 11.03(a), 12.01(ii), 12.02 (except to the extent of Subtenant’s furniture that is brought into the Subleased Premises), 14.01, 14.02, 15.01, 19.01, except Subtenant shall be entitled to an abatement of rent and additional rent to the same extent that Sublandlord receives same with regard to the Subleased Premises, 19.05, 27.01, 35.04(b) and (c)(except as hereinafter referenced), 35.07(b), 35.19(c), and 37.05, (2) Articles 3, 4, 6, 7, 8, 9, 16, 28, 29, 30, 31, 33, 38, 39, 40, 42, 43, 44, 45 and 46, and (3) Exhibits B, B-1, B-2, C, D, G-1, G-2, H-1, H-2, I, K, L, M, N-1, N-2, 0, P, Q, R-1, R-2, S, T, U, V, W, X, Y, Z, AA and BB. In the event of a conflict or inconsistency between any term, covenant or condition in the Overlease incorporated herein by reference and any of the express terms, covenants or conditions set forth herein, the terms, covenants and conditions of this Sublease shall govern (except to the extent that the same would be a violation of or breach of the terms of the Overlease).

(B)  Subtenant’s Obligations. Except as otherwise specifically provided herein, all acts and obligations to be performed and all of the terms and conditions to be observed by Sublandlord as tenant under the Overlease with respect to the Subleased Premises shall be performed and observed by Subtenant, and Subtenant’s obligations shall run to Sublandlord or Overlandlord as Sublandlord may determine to be appropriate or required by the respective interests of Sublandlord and Overlandlord. Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall not be bound by any amendment or modification of the Overlease entered into between Sublandlord and the Overlandlord on or after the date hereof which amendment contains an obligation which is greater than any obligation of the tenant or which diminishes any right of the tenant contained in the Overlease as of the date hereof nor shall any right or obligation of Subtenant contained in the Overlease (as incorporated by reference herein) be modified in any adverse manner without the prior written consent of Subtenant.

(C)  Time Limits. The time limits contained in the Overlease, as included herein by reference, for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening all time limits of ten (10) days or less by three (3) days in each instance and by shortening all time limits in excess of ten (10) days by five (5) days in each instance, so that in each instance Subtenant shall have three (3) days or days, as the case may be, less time to observe or perform hereunder than Sublandlord has as the tenant under the Overlease; provided that if the Overlease provides a time limit of five (5) days or less, Subtenant shall have two (2) Business Days (the term “Business Day” being defined as defined in the Overlease) for notice, demand or cure as the case may be.

(D)  Conflict of Terms. If any of the express terms, conditions or provisions of this Sublease shall conflict with any of the terms, conditions or provisions incorporated by reference from the Overlease, such conflict: (i) if it relates to services or facilities to be provided by the Overlandlord under the Overlease or benefits to be conferred by the Overlandlord under the Overlease, shall be resolved in each such instance in favor of the express terms, conditions and provisions of the Overlease, and (ii) if it relates to any other term, condition or provision of this Sublease, shall be resolved in each such instance in favor of the express terms, conditions and provisions of this Sublease.

(E)  Notices from Overlandlord. If Subtenant receives any notice or demand from the Overlandlord with respect to the Subleased Premises or this Sublease, Subtenant shall promptly give a copy thereof to Sublandlord. If Sublandlord receives any notice or demand from the Overlandlord with respect to any obligations to be performed by Subtenant or Sublandlord or any services or facilities to be furnished to Subtenant at the Subleased Premises, Sublandlord shall promptly give a copy thereof to Subtenant.

4.  PERFORMANCE BY SUBLANDLORD.

(A)  Any obligation of Sublandlord which is contained in this Sublease by the incorporation by reference to the provisions of the Overlease shall be observed or performed by Sublandlord using commercially reasonable efforts to cause the Overlandlord to observe and/or perform the same, and Sublandlord shall have a reasonable time to enforce its rights to cause such observance or performance. Subject to the foregoing, and except as otherwise specifically set forth in this Sublease, Sublandlord shall not be required to furnish, supply to, or install anything in the Subleased Premises. Subtenant shall not in any event have any rights in respect of the Subleased Premises greater than Sublandlord’s rights under the Overlease, and, notwithstanding any provision to the contrary, as to obligations contained in this Sublease by the incorporation by reference of the provisions of the Overlease, Sublandlord shall not be required to make any payment or perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord’s obligation to pay the rent and additional rent as and when due under the Overlease and otherwise perform its obligations so as to prevent a default by Sublandlord under the Overlease, and for Sublandlord’s obligation to use commercially reasonable efforts, upon written request of Subtenant, to cause the Overlandlord to observe and/or perform its obligations under the Overlease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building of which the Subleased Premises are a part, including, without limitation, heat, air conditioning, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease, (ii) constructive eviction, whether in whole or in part, or (iii) liability on the part of Sublandlord; except, with regard to (iii) only, to the extent caused by the gross negligence or willful misconduct of Sublandlord, its employees, agents, representatives, contractors, clients, guests or invitees. The obligations and duties of Subtenant with regard to Article 13 of the Overlease as the same is incorporated in this Sublease by reference relate to the Subleased Premises, and not the Building as a whole unless the misuse, negligence, willful misconduct or uninsurable acts or omissions of Subtenant, its employees, agents, representatives, contractors, clients, guests, invitees and/or sub-subtenants shall have an adverse impact upon a portion or portions of the Building outside of the Subleased Premises or those portions of the Building systems outside the Subleased Premises; by way of amplification, Subtenant shall not be responsible for structural repairs or repairs to the Building systems or entrance doors unless due to the misuse, negligence, willful misconduct or uninsurable acts or omissions of Subtenant, its employees, agents, representatives, contractors, clients, guests, invitees and/or sub-subtenants. Without derogation of the foregoing, if and to the extent Sublandlord shall receive an abatement pursuant to the provisions of Subsections 35.04(b) and (c) of the Overlease, relative to the Subleased Premises, Subtenant shall be entitled to a portion of such abatement (i.e. as such portion of Subtenant’s rentable square footage affected by the condition giving rise to such abatement relates to the aggregate rentable square footage in the Building also affected by the condition giving rise to the abatement) after deduction of the same portion of all reasonable costs, fees and/or expenses, including without limitation reasonable attorneys’ fees and disbursements incurred in connection with obtaining same.

(B)  During the Term, as long as Subtenant is not in default under any of the covenants of this Sublease (beyond applicable notice and/or grace periods, if any), Sublandlord shall provide, at its sole cost and expense except as otherwise expressly provided to the contrary: (i) necessary passenger elevator facilities on Business Days from 8:00 a.m. to 6:00 p.m. and have one elevator subject to call at all other times, subject to the rules and regulations of the Building; (ii) heat to the Subleased Premises when during such times of the year as are required by law, on Business Days from 8:00 a.m. to 6:00 p.m.; (iii) water for ordinary lavatory, and office pantry purposes, but if Subtenant uses or consumes water for any other purposes or in unusual quantities based upon Sublandlord’s commercially reasonable judgment, Sublandlord may install a water meter at Subtenant’s reasonable expense which Subtenant shall thereafter maintain at Subtenant’s expense in good working order and repair to register such water consumption and Subtenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (iv) cleaning service for the Subleased Premises on Business Days at Sublandlord’s expense to specifications consistent in all material respects with the cleaning specifications set forth on Exhibit F attached hereto and made a part hereof; (v) air conditioning/cooling will be furnished to Subtenant from May 15th through September 30th on Business Days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m. and ventilation will be furnished on Business Days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid; and (vi) freight elevator, without charge during move-in to the Subleased Premises, however not to exceed sixteen (16) hours, provided that if use other than move-in Subtenant shall be responsible for any costs of Sublandlord in providing same (i.e. porter’s straight time during Building’s ordinary delivery times), and which may include without limitation overtime charges for the managing agent and/or Sublandlord’s facilities management staff), pursuant to the rules and regulations of the Building (the existing rules and regulations, relating to the scheduling of freight transport are attached hereto as Exhibit C). Subtenant’s use of the freight elevator shall, during the hours of 7:30 a.m. to 11:00 a.m. and 12:15 p.m. to 3:30 p.m. during Business Days, be free of charge except to the extent the Building’s management must install or reinstall protection to a passenger elevator to reasonably accommodate a freight shipment, then Subtenant shall be responsible for the personnel costs associated with the installation and removal of such protection. In the event that the Subtenant wishes to have cooling on days or hours not included above, then the entire cost of supplying the same shall be borne by Subtenant in the amount of $50.00 per hour, (which shall include all customary costs associated with such use as would be charged by a similarly situated building and an administrative fee due Sublandlord equal to ten (10%) percent of the cost of supplying the same) and shall be made available if, and to the extent that the system and equipment serving the Subleased Premises are capable of providing such service. Such sum for cooling shall be increased over the term of this Sublease to the extent Sublandlord’s cost for providing this service is increased including the cost of labor, utilities and supplies used in providing such service. Sublandlord reserves the right to stop services of the heating, elevators, plumbing, air conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Sublandlord for as long as may be reasonably required by reason thereof. The same shall be done with a minimum of inconvenience to Subtenant, and Sublandlord shall pursue the alteration with due diligence, in a workmanlike manner, with minimal interference, to the extent possible, with the Subtenant’s use and occupancy of the Subleased Premises.

(C)  Notwithstanding anything herein to the contrary, provided Subtenant complies with the provisions of Section 19 herein, Sublandlord shall allow Subtenant to tap into the Building’s condenser water HVAC supply and return lines at a one time charge of $2,000.00 per tap in. Subtenant shall be responsible for the costs incurred in connection with the tap-ins, inclusive of all plumbing and engineering charges. Subtenant shall cause to be installed all valves and controls as required by Sublandlord’s engineers. Should Sublandlord elect to tap in to the Building’s condenser water HVAC supply, Subtenant shall pay to Sublandlord an annual charge equal to $400.00 per ton, based on the tonnage installed by Subtenant. In the event Subtenant elects to install an air cooled air conditioning system that requires a vent to be installed through the exterior of the Building, Sublandlord shall not unreasonably withhold its consent to such installation provided that Subtenant complies with provisions of Section 19 herein, obtains all necessary consents and approvals as required by the Overlease and complies with all applicable rules, laws and regulations.

(D)  Sublandlord shall deliver the HVAC system(s) affecting the Subleased Premises in working order and condition.

5.  NO BREACH OF OVERLEASE. Subtenant shall not do or permit to be done any act or thing (or fail to act in a manner), which may constitute a breach or violation of any term, covenant or condition of the Overlease by the tenant thereunder.

6.  NO PRIVITY OF ESTATE. Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and the Overlandlord.

7.  INDEMNIFICATION BY SUBTENANT. Subtenant does hereby indemnify and hold harmless Sublandlord and Overlandlord from and against any and all losses, costs, damages, expenses, fees, charges, costs of settlement, and liabilities, including, without limitation, reasonable attorneys’ fees and disbursements, incurred or paid by Sublandlord or Overlandlord, and shall defend Sublandlord and Overlandlord against all claims, assertions, actions, proceedings and suits relating to: (i) the conduct of Subtenant’s business in, or use or occupancy of, the Subleased Premises; (ii) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises, other than accidents, damages or injuries caused by Sublandlord or Overlandlord or their respective officers, employees, agents or contractors; (iii) any breach or default by Subtenant in the observance or performance of the covenants and agreements contained herein, or the Overlease as incorporated herein by reference; (iv) any work done in or to the Subleased Premises by Subtenant or Subtenant’s contractors, agents or employees; (v) any act, omission or negligence on the part of Subtenant and/or its officers, employees, agents, customers, contractors or invitees, or any person claiming through or under Subtenant; or (vi) any losses of or damages to property, injuries to person, or claims of other Subtenants or occupants of Subtenant or of any other tenant or occupant of the Building, arising out of or in connection with any alterations, additions or improvements in or to the Subleased Premises by Subtenant or Subtenant’s contractors, agents or employees, or acts, omissions or negligence in connection herewith.

8.  USE. Subtenant shall use and occupy the Subleased Premises for general, executive, and administrative office use and for no other purpose. Subtenant shall comply with the certificate of occupancy relating to the Subleased Premises and with all laws, statutes, ordinances, orders, codes, rules, regulations and requirements of all federal, state and municipal governments, or such board of fire underwriters or fire insurance rating organization, and the appropriate agencies, officers, departments, boards and commissions thereof (the “Government Regulations”), and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Subleased Premises, relating to Subtenant’s occupancy, use or manner of use of the Subleased Premises; but nothing contained herein shall require Subtenant to make any expenditures unless same is required in order to cause the Subleased Premises to comply with the Government Regulations and the reason for the non-compliance is due to (a) the particular manner of use of the Subleased Premises by Subtenant or its employees, agents, contractors or representatives (as distinguished from general, executive, and administrative offices), (b) a breach of, or default under, the terms and provisions of this Sublease by Subtenant, and/or (c) the acts or omissions of Subtenant. Subject to the terms of this Sublease and the Overlease (including, without limitation, rights of Overlandlord and/or Sublandlord to conduct repairs and the like), Subtenant and Subtenant’s employees shall have access to the Subleased Premises 24 hours a day, 7 days a week, 365 days a year.

9.  RENT.

(A)  Fixed Rent.

(i)  Subtenant shall pay to Sublandlord rent (herein called the “Fixed Rent”) (inclusive of electricity) for the period commencing on the Rent Commencement Date and ending on the Expiration Date, both dates inclusive, at the annual rates set forth below:

From the Rent Commencement Date through and including the end of the twelfth (12th) month, the Fixed Annual Rent shall be Four Hundred Ten Thousand Two Hundred Twenty Dollars and No Cents ($410,220.00), payable in equal monthly installments of $34,185.00;

From the beginning of the thirteenth (13th) month following the Rent Commencement Date through and including the end of the twenty fourth (24th) month, the Fixed Annual Rent shall be Four Hundred Twenty One Thousand Five Hundred Sixty Four Dollars and Fifty Cents ($421,564.50), payable in equal monthly installments of $35,130.38;

From the beginning of the twenty fifth (25th) month following the Rent Commencement Date through and including the end of the thirty sixth (36th) month, the Fixed Annual Rent shall be Four Hundred Thirty Three Thousand Two Hundred Forty Nine Dollars and Thirty Four Cents ($433,249.34), payable in equal monthly installments of $36,104.11;

From the beginning of the thirty seventh (37th) month following the Rent Commencement Date of this Lease through and including the end of the forty eighth (48th) month, the Fixed Annual Rent shall be Four Hundred Sixty Six Thousand Six Hundred Sixty Four Dollars and Seventy Two Cents ($466,664.72), payable in equal monthly installments of $38,888.73;

From the beginning of the forty ninth (49th) month following the Rent Commencement Date of this Lease through and including the end of the sixtieth (60th) month, the Fixed Annual Rent shall be Four Hundred Seventy Nine Thousand Seven Hundred Two Dollars and Fifty Six Cents ($479,702.56), payable in equal monthly installments of $39,975.21;

From the beginning of the sixty first (61st) month following the Rent Commencement Date of this Lease through and including the end of the seventy second (72nd) month, the Fixed Annual Rent shall be Four Hundred Ninety Three Thousand One Hundred Thirty One Dollars and Fifty Three Cents ($493,131.53), payable in equal monthly installments of $41,094.29;

From the beginning of the seventy third (73rd) month following the Rent Commencement Date of this Lease through and including the end of the eighty fourth (84th) month, the Fixed Annual Rent shall be Five Hundred Six Thousand Nine Hundred Sixty Three Dollars and Thirty Eight Cents ($509,963.38), payable in equal monthly installments of $42,246.95;

From the beginning of the eighty fifth (85th) month following the Rent Commencement Date of this Lease through and including the end of the ninety sixth (96th) month, the Fixed Annual Rent shall be Five Hundred Forty Two Thousand Five Hundred Ninety Dollars and Eighteen Cents ($542,590.18), payable in equal monthly installments of $45,215.85;

From the beginning of the ninety seventh (97th) month following the Rent Commencement Date of this Lease through and including the end of the one hundred eighth (108th) month, the Fixed Annual Rent shall be Five Hundred Fifty Seven Thousand Nine Hundred Five Dollars and Seventy Nine Cents ($557,905.79), payable in equal monthly installments of $46,492.15;

From the beginning of the one hundred ninth (109th) month following the Rent Commencement Date of this Lease through and including the end of the one hundred twentieth (120th) month, the Fixed Annual Rent shall be Five Hundred Seventy Three Thousand Six Hundred Eighty Dollars and Eighty Six Cents ($573,680.86), payable in equal monthly installments of $47,806.74;

From the beginning of the one hundred twenty first (121st) month following Rent Commencement Date of this Lease through and including the Expiration Date, the Fixed Annual Rent shall be Five Hundred Eighty Nine Thousand Nine Hundred Twenty Nine Dollars and Nineteen Cents ($589,929.19), payable in equal monthly installments of $49,160.77.

Notwithstanding the foregoing, and provided that the Subtenant is not then in default, Subtenant is being provided an abatement (the “Concession Period Abatement”) and is being conditionally excused from the payment of Fixed Rent in an amount equal to Two Hundred Thirty Five Thousand Three Hundred Seventy Dollars and No Cents ($235,370.00) which represents and which shall be credited against, in the aggregate, the Fixed Rent, exclusive of electricity, for: the first five (5) months of this Sublease for 10,690 square feet of the Subleased Premises; the thirteenth (13th) and fourteenth (14th) months of this Sublease for 5,845 square feet of the Subleased Premises and which represents the 23rd floor portion of the Subleased Premises; the thirteenth (13th), fourteenth (14th) and fifteenth (15th) months of this Sublease for 4,845 square feet of the Subleased Premises and which represents the 24th floor portion of the Subleased Premises. The amount of the rent concession is calculated on the fixed rent per square foot applicable at such time as the abatement is due. If at any time prior to the expiration of the Term, this Sublease shall be terminated by Sublandlord in accordance with the terms of this Sublease and/or applicable law by reason of a Subtenant breach and/or default by Subtenant with regard to (x) any monetary covenant on its part to be complied with or performed (after expiration of applicable notice and/or grace periods), and/or (y) any non-monetary covenant, agreement or term on its part to be complied with or performed (after expiration of applicable notice and/or grace periods), then, upon the occurrence such termination, and only upon such termination (as opposed to default and/or breach not resulting in a termination of this Sublease), the unamortized portion of the Concession Period Abatement so conditionally excused shall become immediately due and payable by Subtenant to Sublandlord. A schedule of the Fixed Rent and the Concession Period Abatement are more fully set forth in Exhibit E.

(ii)  The Fixed Rent shall be paid to Sublandlord in equal monthly installments in advance on or before the first day of each month during the term of this Sublease, except that the first month’s Fixed Rent shall be paid simultaneously with the execution hereof. Fixed Rent, Additional Rent (as hereinafter deemed) and other charges payable hereunder shall be paid promptly when due, without notice or demand therefore in the case of Fixed Rent (except where Additional Rent is due in fixed monthly payments and Subtenant has been provided with a notice of such monthly amount; in which event, monthly invoices on account of such Additional Rent items shall not be necessary), and without deduction, abatement, counterclaim or set off of any amount or for any reason whatsoever. Sublandlord shall give Subtenant notice of any change in Additional Rent or other charges payable hereunder; provided, however, that failure to give such notice shall not limit Sublandlord’s rights to collect Additional Rent or other charges due and payable hereunder retroactively after the giving of said notice and in no event shall failure to give such notice be deemed a waiver of Sublandlord’s rights to collect such Additional Rent or other charges payable hereunder. Sublandlord shall have the same remedies for a default in the payment of Additional Rent and other charges payable hereunder as it has for a default in the payment of Fixed Rent. If the Rent Commencement Date or Expiration Date shall occur on a date other than the first (1st) day of a calendar month, the Fixed Rent for such month shall be pro-rated based on the number of days in such calendar month.

(B)  Payment of Rent. Fixed Rent, Additional Rent and all other charges payable hereunder shall be paid to Sublandlord in lawful money of the United States by check drawn on a bank which is a member of the New York Clearing House Association at the address of Sublandlord set forth at the head of this Sublease, or to such other person and/or at such other address as Sublandlord may from time to time designate by notice to Subtenant; or, by wire transfer to an account designated by Sublandlord in writing, from time to time. Notwithstanding the foregoing, from and after the Rent Commencement Date and until such time as Subtenant shall receive a notice to the contrary, the Sublandlord’s address for payment of Fixed Rent and Additional Rent shall be at 2000 West Loop South, Houston, Texas 77207 Attn: Controller - Accounting Department. No payment by Subtenant or receipt by Sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Fixed Rent, Additional Rent or other charge; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublandlord may accept any check or payment from Subtenant or otherwise without prejudice to Sublandlord’s right to recover the balance due or to pursue any other remedy available to Sublandlord.

10.  LATE CHARGES. If payment of any Fixed Rent, Additional Rent or other charge payable by Subtenant hereunder shall not have been paid within ten (10) days after notice that such amount was due and payable hereunder (or without notice in the case of payments of Fixed Rent), a late charge of one and one-half percent (1-1/2%) per month (or the then maximum lawful interest rate, whichever shall be less) of the unpaid amount due shall be added to the sum due and shall be deemed Additional Rent hereunder. If Subtenant shall issue a check to Sublandlord, which is returned unpaid for any reason (other than the fault of Sublandlord), Subtenant shall pay to Sublandlord an additional charge of $500.00 to defray Sublandlord’s expenses in connection therewith. Nothing in this Article contained and no acceptance of late rent by Sublandlord shall be deemed to extend or change the time for payment of Fixed Rent, Additional Rent or any other charge payable hereunder.

11.  ADDITIONAL RENT. The following shall constitute “Additional Rent” hereunder:

(A)  Electricity.

(1)  Subject to the provisions of this Section 11(A), Sublandlord agrees to furnish, or cause the Overlandlord to furnish, Subtenant with all electric current (including at least 6 watts per rentable square foot, exclusive of HVAC) and such other utilities and building operating services as reasonably required by Subtenant in connection with the permitted use and occupancy of the Subleased Premises. There shall be a charge to Subtenant for such electric current which shall be Three dollars ($3.00) per rentable square foot per annum for the Term (based upon 10,690 rentable square feet), which amount is presently included in the Fixed Rent; provided that Sublandlord reserves the right, at its option, to change the manner in which electricity is charged to Subtenant, (x) by survey, in which case Subtenant shall pay an amount equal to its share of the total electrical charges for the Subleased Premises as determined by such survey, or, (y) by submeter so long as Sublandlord shall pay the cost to install such submeter, and Sublandlord shall charge Subtenant the same rate that Sublandlord pays without a markup; provided, however, if, solely as a result of any alteration or addition to Subtenant’s electrical equipment and/or appliances in the Subleased Premises, the cost of furnishing electric service to the Subleased Premises shall be increased, Subtenant shall be required to pay for such increased cost (and notwithstanding the foregoing, Subtenant shall pay the reasonable cost of installation of such submeter), upon a presentation of reasonable proof of such material increase to Subtenant. If Sublandlord shall elect to charge Subtenant by means of survey (conducted by an electrical engineer calculating relative usage and demand compared to that of a typical professional office tenant) or submeter as contemplated in the preceding sentence, then the Fixed Rent shall be reduced by an amount equal to Three dollars ($3.00) per square foot per annum (based upon 10,690 rentable square feet).

(2)  At all times during the term of this Sublease, Subtenant will comply in the Subleased Premises with all present and future rules, regulations, terms and conditions applicable to service equipment, wiring and requirements in accordance with the regulations of the public utility company supplying electric current to the Building. Subtenant shall not use any electrical equipment, which, in the reasonable discretion of Sublandlord or the discretion of the Overlandlord, will overload such installations or interfere with the use thereof by the other occupants of the Building. Subtenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Subleased Premises or the risers or wiring installation, nor shall Subtenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Building would result in an overload of the electrical circuits servicing the Building. Nothing herein shall be deemed an assurance of the continued availability from the public utility company supplying electric current to the Building of sufficient current to the Subleased Premises or that the quantity or type of current is now or shall hereafter be adequate for Subtenant’s needs. Sublandlord shall in no way be liable or responsible to Subtenant for any loss or damage or expense which Subtenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Subtenant’s requirements, except if due to the uninsurable acts or omissions of Sublandlord, it’s employees, agents, representatives or contractors. Subtenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Subleased Premises, at Subtenant’s sole cost and expense (or upon request by Subtenant, Sublandlord will furnish, install and replace same at Subtenant’s cost). All lighting tubes, lamps, bulbs and ballasts so installed shall become Sublandlord’s property upon the expiration or sooner termination of this Sublease.

(3)  If any taxes or charges are or shall be imposed upon Sublandlord or its agent in connection with the sale or resale of electrical energy to Subtenant pursuant to this Section 11(A), Subtenant covenants and agrees that, where permitted by law, such taxes or charges allocable to the Subleased Premises shall be passed on to Subtenant and paid by Subtenant to Sublandlord or its agent upon demand, as Additional Rent, without set-off or deduction. Sublandlord shall deliver a copy of the relevant tax bill upon written request by Subtenant.

(B)  Real Estate Taxes.

(1)  As Additional Rent hereunder, for each Tax Year (as hereinafter defined) commencing as of July 1, 2007 and continuing for the balance of the Term, Subtenant covenants and agrees to pay to Sublandlord, Subtenant’s Percentage (as hereinafter defined) of the amount by which Taxes (as defined in the Overlease, provided that Taxes for the Base Year and any other Tax Year shall be computed as if there was no exemption due to the Industrial Commercial Incentive Program (ICIP), exceeds Taxes for the time period from July 1, 2006 to and including June 30, 2007 (such time period referred to herein as the “Base Year”). As of the date of this Sublease the 2006/2007 taxable assessed value upon which the 2006/2007 real estate taxes for the Building are based, net of ICIP exemption benefits, is $27,243,000. Should the Taxes payable during the Base Year be reduced by final determination of legal proceedings, settlement or otherwise, then, the Taxes payable during the Base Year shall be correspondingly revised, the Additional Rent theretofore paid or payable hereunder for all subsequent years shall be recomputed on the basis of such reduction, and Subtenant shall pay to Sublandlord as Additional Rent, within ten (10) days after being billed therefor, any deficiency between the amount of such Additional Rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the Taxes payable during the Base Year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment shall be made and the amount due by the Sublandlord to the Subtenant shall be paid within ten (10) days after the recomputation or credit to the next rent due. Should the Taxes paid during any subsequent year be increased or decreased by a final determination of legal proceedings, settlement or otherwise, then an appropriate recomputation and adjustment shall be made between the Sublandlord and Subtenant and any amount owed by the Subtenant shall be paid within ten (10) days after the Subtenant is billed therefor and be deemed Additional Rent, and any amount owed by the Sublandlord to the Subtenant shall be paid within ten (10) days after the recomputation or credit to the next rent due. For purposes of Section 11(B) of this Sublease, the term “Subtenant’s Percentage” shall mean with respect to Taxes, five and eleven one hundredths (5.11%) percent of such Taxes (net of Industrial Commercial Incentive Program benefits, if any).

(2)  All amounts due to Sublandlord pursuant to Section 11(B)(1) shall be paid by Subtenant in the same manner based upon the same proof and shall otherwise be subject to the same provisions as set forth in the Overlease.

(3)  If the Expiration Date shall occur on a date other than June 30, any Additional Rent due under this Section 11(B) for the Tax Year in which such Expiration Date shall occur shall be apportioned on a per diem basis. In the event of termination of this Sublease, any Additional Rent due under this Section 11(B) shall be paid or adjusted within thirty (30) days of Sublandlord’s statement to Subtenant. Subtenant shall be entitled to its proportionate share of any refunds (less its proportionate share of reasonable expenses), if any. For the purposes of this Sublease, “Tax Year” shall mean the fiscal year from July 1 to June 30. Sublandlord shall deliver a copy of the relevant statement of expenses upon written request by Subtenant; further, Sublandlord shall also provide Subtenant with reasonable proof of Base Year Taxes upon written request by Subtenant.

(C)  Additional Charges.

(1)  Subtenant, at its sole cost and expense, shall pay any reasonable costs, charges, or other sums relating to, or incurred in connection with, Subtenant’s use of the Subleased Premises and the providing of services in respect thereof (other than those services to be provided as expressly set forth herein or incorporated by reference in this Sublease - i.e. by way of illustration but not limitation extraordinary cleaning requirements, use of freight elevator, overtime porter services), whether such sums are payable pursuant to the Overlease or the rules and regulations of the Building or otherwise. Any such additional charges shall be due and payable to Sublandlord within thirty (30) days of written demand from Sublandlord to Subtenant.

(2)  Subtenant’s liability for the amounts due under this Article 11 with respect to the Term of this Sublease shall survive for a period not to exceed two (2) years from the expiration or sooner termination of this Sublease.

(3)  In no event shall any adjustment of the payment made or to be made on account of the Additional Rent pursuant to Article 11 result in a decrease in Fixed Rent, it being agreed that the payment of Additional Rent is an obligation supplemental to the obligation to pay Fixed Rent.

(4)  Sublandlord’s failure during the term of this Sublease to prepare and/or deliver, or any error made by Sublandlord in the preparation of, any statements or bills, or Sublandlord’s failure to make a demand, under this Article 11, or any other provision of this Sublease, shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender, its rights to collect any portion of Additional Rent or other charges which may have become due pursuant to this Sublease during the term of this Sublease.

(5)  Subtenant shall pay (or reimburse Sublandlord if the same are levied against Sublandlord) before delinquency, any occupancy or rent tax which is required by law to be paid by a “tenant” or “other occupant” with respect to this Sublease or the Subleased Premises. If Subtenant is not required to pay such occupancy or rent tax, Subtenant shall pay (or reimburse Sublandlord if the same are levied against Sublandlord) before delinquency, Subtenant’s Percentage of any occupancy or rent tax which Sublandlord is required to pay with respect to the Overlease or the Premises demised thereby, provided such amount payable is not in excess of the tax payable solely with respect to the Fixed Rent, Additional Rent and other charges payable under this Sublease. Subtenant shall also pay (or reimburse Sublandlord if the same are levied against Sublandlord) before delinquency, any and all ad valorem or other taxes, assessments, license fees and public charges levied or assessed against Subtenant’s business in the Subleased Premises, Subtenant’s fixtures, furnishings, furniture, equipment, supplies, signs, and any other personal property of Subtenant therein, if any.

(6)  Sublandlord shall provide central mail services in the Building for mail distribution throughout the Building including the Subleased Premises which costs are included in the Operating Expenses for the Building. All deliveries to Subtenant must be made through the delivery entrance as designated by Sublandlord and made in compliance with Sublandlord’s reasonable rules and regulations thereto. All deliveries and mail addressed to Subtenant shall be sorted and delivered in the Building’s central mailroom and delivered to Subtenant in accordance with Sublandlord’s normal mailroom practices and procedures. Subtenant shall be permitted to use the Buildings central mailroom for Subtenant’s outgoing mail and such actual postal charges shall be billed directly to Subtenant (unless previously stamped with postage upon deposit with mailroom).

(7)  Subtenant shall make arrangements to be billed directly for all utilities servicing the Subleased Premises (with the exception of electricity, which is dealt with elsewhere in this Sublease, and water, heat, air conditioning and ventilation utilized during business hours).

(8)  Subtenant shall be required to use the Sublandlord’s security system, at no cost or expense to Subtenant, except for reasonable processing costs for keycards and/or repairs and maintenance to the extent such repairs and/or maintenance are necessitated by the acts or omissions of the Subtenant, its employees, agents, representatives, contractors, clients, guests or invitees.

(9)  Subtenant’s use of heating, ventilation and air conditioning during the business hours between 8:00 a.m. and 6:00 p.m. on Business Days shall be included in Subtenant’s Fixed Rent, provided, however, if Subtenant uses heating, ventilation and air conditioning at other times and/or other days, the direct costs thereof shall be Subtenant’s responsibility, as more particularly set forth in Section 4(b) herein. Sublandlord shall cause such services to be provided at times other than 8:00 a.m. to 6:00 p.m. on Business Days, provided Subtenant actually provides Sublandlord or a representative of Sublandlord designated for such purpose reasonable advance notice. If more than one tenant/subtenant requires and receives after-hours heating, ventilation and air conditioning, the costs of such services shall be shared pro-rata between Subtenant and such tenant/subtenant.

12.  CONDITION OF SUBLEASED PREMISES. Subtenant acknowledges that it has had the opportunity to examine and inspect the Building and the building services and systems, the entire Subleased Premises and the furniture and fixtures therein and is fully familiar with the physical condition thereof. Subtenant agrees that Subtenant is leasing the Subleased Premises and the furniture (if any) and fixtures therein “as is”, and that Sublandlord is not required to perform any work or expend any monies in order to make the Subleased Premises ready for Subtenant’s occupancy. Notwithstanding the foregoing, the Sublandlord shall, at Sublandlord’s cost, as soon as reasonably practical after the Rent Commencement Date, cause a contractor to “box in” the existing internal staircase connecting the twenty second and twenty third floors of the Building in accordance with applicable legal requirements; provided however, for avoidance of doubt, in no event shall the Subtenant be entitled to any further abatement or concession in Fixed Rent on account of such work except as specifically set forth hereinabove in the calculation of Fixed Rent. In making and executing this Sublease, Subtenant acknowledges that Sublandlord has not made and does not make any representations or warranties as to the Building other than those specifically set forth in this Sublease, the building services and systems, the air quality of the Building or the Subleased Premises, the physical condition of the Subleased Premises or fixtures therein and that Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made. Notwithstanding the foregoing, Sublandlord hereby represents and warrants that to the best of its knowledge the Subleased Premises are in compliance with all applicable laws, rules, and regulations.

13.  CONSENTS AND APPROVALS. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, such consent or approval has not been obtained from the Overlandlord and, provided that Sublandlord shall otherwise be willing to grant such consent or approval, Sublandlord shall use reasonable efforts (which shall not include the requirement to pay costs, fees, expenses or expend sums, except to the extent specifically provided for in the Overlease; in which event, Subtenant shall pay same) to obtain the consent of the Overlandlord if such consent or approval is required under the Overlease. Sublandlord’s failure to notify Subtenant of whether it will or will not consent to or approve any such matter or thing within the applicable time limits, if any, will not be deemed unduly delayed if, inter alia, such notification has not been received from the Overlandlord within such time limits. Except as expressly provided above, Sublandlord shall have no obligation to take any action or incur any cost or expense to compel the Overlandlord to consent to any matter or thing under the Overlease or as to this Sublease. In the event that Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent, except in instances wherein Sublandlord is adjudicated to have acted in bad faith (and such adjudication is final and no longer appealable), Subtenant shall not be entitled to any damages or abatement for any withholding or delay of such approval or consent by Sublandlord, it being agreed that Subtenant’s sole remedy shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Sublandlord shall have expressly agreed in writing not to unreasonably withhold or delay its consent. Except in those instances in this Sublease wherein Sublandlord has expressly agreed not to unreasonably withhold or delay its consent, Sublandlord shall be entitled to grant or withhold its consent in its sole and absolute discretion.

14.  NOTICES. All notices, consents, approvals, demands and requests (“Notices”) which are required or desired to be given by either party to the other hereunder shall be in writing and shall be either delivered by hand, sent by recognized national overnight mail or courier service for next business day, or sent by United States registered or certified mail and deposited in a United States post office, return receipt requested and postage prepaid. Notices which are served upon Sublandlord or Subtenant in the manner provided herein shall be deemed to have been given or served for all purposes hereunder (i) with respect to hand delivery, on the date delivered or delivery is refused, (ii) with respect to recognized national overnight mail or courier service, on the next Business Day after the date deposited with the overnight mail service for next Business Day delivery and (iii) with respect to registered or certified U.S. mail, on the third Business Day after being mailed with adequate postage as aforesaid. All notices to be given to Subtenant before the Commencement Date shall be addressed to Subtenant at its address set forth at the head of this Sublease. All notices to be given to Subtenant on or after the Commencement Date shall be addressed to Subtenant c/o Chief Financial Officer at its address set forth at the head of this Sublease with a copy to Subtenant’s attorney: Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, Attn: David L. Auerbach, Esq. All notices to be given to Sublandlord from and after the Commencement Date shall be addressed to Sublandlord at c/o Live Nation, 2000 West Loop South, Suite 1300, Houston, TX 77027, Attn: James Tucker, Esq., Senior Counsel with a copy sent simultaneously to Live Nation, 9348 Civic Center Drive, Beverly Hills, CA 90210, Attention: Office of General Counsel. Each of Sublandlord and Subtenant may from time to time change the names and/or addresses to which notices to be given to them shall be addressed and sent as aforesaid, by designating such other names and/or addresses in a notice given in accordance with the provisions of this Article.

15.  TERMINATION OF OVERLEASE. If for any reason the term of the Overlease shall terminate prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated and Sublandlord shall not be liable to Subtenant by reason thereof; provided, however, that Sublandlord shall have the right to terminate the Overlease only so long as the Overlandlord shall permit Subtenant to remain in occupancy of the Subleased Premises pursuant to the then-executory provisions of this Sublease. If for any other reason the term of the Overlease shall terminate prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless (i) this Sublease is in full force and effect, and (ii) said termination shall have been effected because of the breach or default of Sublandlord under the Overlease. If pursuant to any provision of the Overlease the tenant thereunder shall have the right to terminate the Overlease prior to the expiration date of this Sublease, then Subtenant shall not have the right to terminate this Sublease solely by reason of such provision incorporated by reference herein. If pursuant to any provision of the Overlease as presently in effect the landlord thereunder shall have the right to terminate the Overlease prior to the expiration date of this Sublease, then, unless the Overlandlord shall elect to terminate the Overlease pursuant to such provision, Sublandlord shall not have the right to terminate this Sublease by reason of such provision incorporated by reference herein. If the Overlandlord shall elect to terminate the Overlease pursuant to any such provision, Sublandlord shall promptly give notice thereof to Subtenant, and this Sublease shall thereupon terminate on the date set forth in such notice with the same effect as if such date were the last day of the term of this Sublease, except as hereinafter provided. Notwithstanding anything to the contrary contained in this Sublease, pursuant to Subsection 7.09(c) of the Overlease, in the event of termination, reentry or dispossess by Overlandlord under the Overlease, Overlandlord may, at its option take over all of the right, title and interest of Sublandlord under this Sublease and Subtenant shall, at Overlandlord’s option, attorn to Landlord pursuant to the then executory provisions of this Sublease, except that Overlandlord shall not be (i) liable for any previous act or omission of Sublandlord under this Sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which Subtenant may have against Sublandlord, (iii) bound by any previous modification of such Sublease unless consented to in writing by Overlandlord or by any previous payment of more than one. (1) month’s rent to the extent such payment was actually received by Overlandlord, (iv) bound by any covenant of Sublandlord to undertake or complete any construction of the Subleased Premises or any portion thereof, (v) required to account for any security deposit or the Subtenant other than any security deposit actually delivered to Overlandlord by Sublandlord, (vi) bound by any obligation to make any payment to Subtenant or grant any credits, except for services, repairs, maintenance and restoration provided under the Sublease to be performed after the date of such attornment, (vii) responsible for any monies owing by Overlandlord to the credit of Sublandlord or (viii) required to remove any person occupying the Subleased Premises or any part thereof.

16.  ASSIGNMENT AND SUBLETTING.

(a)  Subtenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sublet the Subleased Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person other than Subtenant without the consent of Sublandlord. Notwithstanding the foregoing, subject to the applicable provisions of the Overlease, if any, without the consent of the Sublandlord but with 10 days prior written notice to Sublandlord before the effective date of such transaction, and provided that the assignee of this Sublease or a subtenant of all of the Subleased Premises or the successor by merger, shall have a tangible net worth (determined in accordance with GAAP) equal to or greater than the greater of (x) $5,000,000.00 or (y) the tangible net worth of the Subtenant as of the date of such request for an assignment, Subtenant may (i) assign this Sublease or Sublet the entire Subleased Premises to either a Tenant Affiliate or to the purchaser of all or substantially all of the assets or beneficial ownership interests in Subtenant, or (ii) merge with another entity. For purposes of this Sublease the term “Tenant Affiliate” shall mean (i) a corporation into or with which Subtenant is merged or consolidated, (ii) corporation or partnership or LLC to which substantially all of Subtenant’s assets are transferred or (iii) corporation or partnership or LLC which controls, is controlled by or is under common control with Subtenant. For purposes hereof the term “control” shall mean, in the case of a corporation, ownership, directly or indirectly, of at least fifty (50%) percent of all the voting stock, and in case of a partnership or LLC, directly or indirectly, of at least fifty (50%) percent of all the interests therein. Notwithstanding the foregoing, in the event the Tenant Affiliate, as that term is defined in the Overlease, the purchaser of all or substantially all of the assets or beneficial ownership interest in Subtenant or an entity that Subtenant merges with does not have a tangible net worth of $5,000,000.00 Subtenant may still assign this Sublease or Sublet the entire Subleased Premises provided that Subtenant, its Tenant Affiliate, the purchaser of all or substantially all of the assets or beneficial interests in Subtenant or an entity that Subtenant merges with deposits with Sublandlord an amount equal to twelve (12) months of the Fixed Rent then due and payable pursuant to Section 9 of this Sublease as an additional security deposit which will be held in accordance with the provisions of Section 29 of this Sublease. No such assignment or sub-subletting shall serve to release the Subtenant, and no such assignment shall be deemed effective unless and until the assignee shall have executed and delivered a written assumption of the Subtenant’s obligations under this Sublease for the benefit of Sublandlord, which assumption shall be in form and substance reasonably acceptable to Sublandlord (in the case of a merger, Sublandlord may require a written acknowledgement that the successor by merger is obligated for all of Subtenant’s obligations hereunder by operation of law or otherwise).

(b)  If Subtenant shall desire to assign its interest in this Sublease or to sub-sublet all or a portion of the Subleased Premises, Subtenant shall submit to Sublandlord a written request for Sublandlord’s consent to such assignment or subletting, which request shall be accompanied by the following information: (i) the name and address of the proposed assignee or sub-subtenant; (ii) the terms and conditions of the proposed assignment or sub-subletting; (iii) the nature and character of the business of the proposed assignee or sub-subtenant and its proposed use of the Subleased Premises; and (iv) current financial information and any other information Sublandlord may reasonably request with respect to the proposed assignee or sub-subtenant.

Should Subtenant request that Sublandlord consent to an assignment of this Sublease or sub-subletting of all or a portion of the Subleased Premises, Sublandlord shall have the right to terminate this Sublease as to all the Subleased Premises with regard to a requested assignment or with regard to a requested sub-subletting of all of the Subleased Premises; with regard to a sub-subletting of less than all of the Subleased Premises, Sublandlord at its sole option may terminate this sublease only as to the portion of this Subleased Premises to be covered by such sub-sublease or the whole of the Subleased Premises but only to the extent Sublandlord or any of its affiliates intends to occupy all or a portion of the Subleased Premises. Any such termination option shall be exercised by Sublandlord in writing within 20 days of receipt of Subtenant’s written request to assign or sub-sublet. If Sublandlord elects to exercise its option to terminate with regard to all or portion of the Subleased Premises, such termination shall be effective upon the proposed effective date of the assignment or sub-subletting (but not more than 60 days after the request); provided, if Subtenant’s proposed effective date is less than 30 days after delivery to Sublandlord of the written request to assign or sub-sublet, then the effective date for a termination if exercised by Sublandlord shall be 30 days after delivery of Subtenant’s request. If Sublandlord shall exercise its option to recapture and terminate with regard to less than the entirety of the Subleased Premises, rent due from and after the termination shall be adjusted as follows: Fixed Rent shall be reduced by an amount equal to a fraction, the numerator of which is the rentable square footage of the space recaptured and the denominator of which is 10,690 square feet (or, if a portion of the Subleased Premises was previously recaptured, the rentable square foot area of the Subleased Premises at such time); and, payments of Additional Rent based upon “Subtenant’s Percentage” shall be adjusted to an amount equal to a fraction, the numerator of which is the difference between 10,690 square feet (or, if a portion of the Subleased Premises was previously recaptured, the rentable square foot area of the Subleased Premises at such time) and the rentable square footage recaptured, and the denominator of which is the entire rentable square footage of the Building with regard to Taxes. Notwithstanding the foregoing, the right of recapture provided for under this Subsection 16(b) shall not apply to a transaction for which Sublandlord’s consent is not necessary pursuant to the last sentence of Subsection 16(a) of this Sublease.

(c)  In event Sublandlord does not exercise its right of recapture pursuant to Section 16(b) above, Sublandlord shall not unreasonably withhold, delay or condition its consent to a proposed assignment or sub-subletting for the use(s) permitted in this Sublease, provided that:

(1)  Subtenant shall not then be in default hereunder beyond the expiration of any applicable notice and/or grace period;

(2)  the proposed assignee or sub-subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Subleased Premises, in a manner in keeping with the standards of the Building and the terms and provisions of the Overlease;

(3)  the proposed assignee or sub-subtenant shall not then be a subtenant, sub-subtenant or assignee for any space in the Building, nor shall the proposed assignee or sub-subtenant be a person or entity with whom Sublandlord is then actively negotiating to sublease space in the Building provided that comparable space in the Building is not then available or will not become available within six months from the date of the proposed assignment or sub-subletting;

(4)  the character of the business to be conducted in the Subleased Premises by the proposed assignee or sub-subtenant shall not be likely to substantially increase or burden the heating and ventilation system or other services or systems in the Building;

(5)  in case of a sub-subletting, the sub-subtenant shall be expressly subject to all of the obligations of Subtenant under this Sublease and the further condition and restriction that such sublease shall not be assigned, encumbered or otherwise transferred or the Subleased Premises further sub-sublet by the sub-subtenant in whole or in part, or any part thereof suffered or permitted by the sub-subtenant to be used or occupied by others, without the prior written consent of Sublandlord in each instance subject to the other provisions of this Sublease;

(6)  no subletting shall end later than one (1) day before the Expiration Date nor shall any subletting be for a term of less than one (1) year unless it commences less than one (1) year before the Expiration Date;

(7)  in the reasonable judgment of Sublandlord, the proposed assignee or sub-subtenant shall have the financial ability to perform the terms of the Sublease or the proposed sub-sublease, as applicable;

(8)  the proposed assignee or sub-subtenant shall not be a direct business competitor of the Sublandlord or its Affiliates; and

(9)  Subtenant shall reimburse Sublandlord on demand for any reasonable out-of-pocket costs, including but not limited to reasonable attorneys’ fee, not to exceed $2,500.00, and disbursements that may be incurred by Sublandlord in connection with said assignment or sub-sublease.

The failure of Sublandlord to reply to a request under this Subsection 16(c) within thirty (30) days (the “Initial 30 Day Period”) of Sublandlord’s receipt of a written request hereunder (“First Notice”) shall be deemed Sublandlord’s consent to such sub-sublease or assignment provided that Subtenant shall receive no response within three (3) Business Days of Sublandlord’s receipt of a second notice (the “Second Notice”), sent on or after the 26th day after Sublandlord’s receipt of the First Notice notifying Sublandlord that Subtenant has not received a response to the First Notice and the date that the Initial 30 Day Period expires , and making specific reference to this Subsection 16(c) and the fact that Sublandlord’s failure to respond within such three (3) Business Day period shall be deemed consent hereunder. Further, if within 10 days after receipt of a request hereunder, Sublandlord shall make a reasonable request for additional relevant information or proof or information that is otherwise required to be provided pursuant to the terms of this Subsection, but was not provided in full, such initial thirty (30) day period shall not be deemed to run until such additional information has been received by Sublandlord.

(d)  Subtenant shall deliver to Sublandlord a copy of each sub-sublease or assignment made hereunder within ten (10) days after the date of its complete execution and delivery. Subtenant shall remain fully liable for the performance of all of Subtenant’s obligations hereunder notwithstanding any sub-subletting or assignment provided for herein and, without limiting the generality of the foregoing, shall remain fully responsible and liable to Sublandlord for all acts and omissions of any sub-subtenant, assignee or anyone claiming by through or under any sub-subtenant or assignee which shall be in violation of any of the obligations of this Sublease, and any such violation shall be deemed to be a violation by Subtenant. Notwithstanding any assignment and assumption by the assignee of the obligations of Subtenant hereunder, Subtenant, and each immediate or remote successor in interest of Subtenant, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Subtenant’s obligations hereunder, and shall remain fully and directly responsible and liable to Sublandlord for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Sublease.

(e)  Notwithstanding anything to the contrary contained in this Sublease, no assignment of Subtenant’s interest in this Sublease shall be binding upon Sublandlord unless the assignee shall execute and deliver to Sublandlord an agreement whereby such assignee agrees unconditionally to be bound by and to perform all of the obligations of Subtenant hereunder from and after the effective date of such assignment and further expressly agrees that notwithstanding such assignment the provisions of this Section 16 shall continue to be binding upon such assignee with respect to all future assignments and transfers. Every sub-subletting hereunder is subject to the express condition, and by accepting a sub-sublease hereunder each sub-subtenant shall be conclusively deemed to have agreed, that if this Sublease should be terminated prior to the Expiration Date or if Sublandlord should succeed to Subtenant’s estate in the Subleased Premises, then at Sublandlord’s election such sub-subtenant shall either surrender the Subleased Premises to Sublandlord within thirty (30) days of Sublandlord’s request therefor, or shall attorn to and recognize Sublandlord as such sub-subtenant’s sub-sublandlord under such sub-sublease, and such sub-subtenant shall promptly execute and deliver any instrument Sublandlord may reasonably request to evidence such attornment.

(f)  In the event that Subtenant fails to execute and deliver any assignment or sublease to which Sublandlord consented under the provisions of this Section 16 within sixty (60) days after the giving of such consent, then Subtenant shall again comply with all of the provisions of this Section 16 before assigning its interest in this Sublease or sub-subletting the Subleased Premises.

(g)  The consent of Sublandlord to an assignment or a sub-subletting shall not relieve Subtenant from obtaining the express consent in writing of Sublandlord to any further assignment or sub-subletting; nor act in derogation of Sublandlord’s rights pursuant to Section 16(b) hereof.

(h)  If Subtenant’s interest in this Sublease be assigned, or if the Subleased Premises or any part thereof be sub-sublet or occupied by anyone other than Subtenant, Sublandlord may collect rent from the assignee, sub-subtenant or occupant and apply the net amount collected to all Fixed Rent and Additional Rent herein reserved, but no such assignment, sub-subletting, occupancy or collection shall be deemed a waiver of the provisions of this Section 16 or of any default hereunder or the acceptance of the assignee, sub-subtenant or occupant as Subtenant, or a release of Subtenant from the further observance or performance by Subtenant of all of the covenants, conditions, terms and provisions on the part of Subtenant to be performed or observed under and pursuant to this Sublease.

(i)  When permitted hereunder (if at all) and/or after obtaining Sublandlord’s prior written consent, if Subtenant shall receive any consideration from its assignee, sub-subtenant or licensee for or in connection with the assignment of Subtenant’s interest in this Sublease or the sub-subletting or occupancy of all or any part of the Subleased Premises, as the case may be (excluding sums paid for the sale or rental of Subtenant’s equipment, furniture or other personal property to the extent such sale price or rental represents fair market value), or if Subtenant shall sub-sublet or otherwise permit occupancy of the Subleased Premises at a rental rate (including Additional Rent) or other periodic consideration which shall exceed the Fixed Rent and Additional Rent then payable hereunder, Subtenant shall pay to Sublandlord, at Sublandlord’s sole option, as additional rent hereunder, fifty (50%) percent of such excess consideration received by Subtenant or paid on its account. For the purpose of determining whether there is any excess consideration being paid with regard to any such assignment or sublet, Subtenant may deduct its reasonable out-of-pocket costs for commercially reasonable brokerage commissions, commercially reasonable costs of alterations, commercially reasonable free rent concessions, marketing and construction paid on account of such assignment or subletting and reasonable attorneys’ fees incurred in connection therewith as amortized over the term of the subject sub-sublease, or in the case of an assignment, over the balance of the term of this Sublease.

(j)  In no event shall Subtenant publicly market and/or advertise the Subleased Premises for assignment or sub-sublease at rates lower than those then being offered by Sublandlord for comparable space in the Building.

17.  INSURANCE.

(A)  Insurance Policies. Subtenant shall maintain throughout the term of this Sublease commercial general liability insurance on an occurrence basis in respect of the Subleased Premises and the conduct and operation of business therein, with Sublandlord and the Overlandlord named as additional insured, with limits of Five Million and 00/100 ($5,000,000.00) Dollars combined single limit for bodily injury or death or for property damage, including water damage legal liability, arising out of any one occurrence or accident. Such insurance limits may be increased during the Term to such amount, as Sublandlord shall reasonably require consistent with insurance requirements imposed in similar midtown Manhattan office buildings. Subtenant shall also obtain casualty insurance covering all tenant improvements, furniture, fixtures, furnishings, business equipment and contents of the Subleased Premises. Subtenant shall deliver to Sublandlord a policy or certificate of insurance prior to the Commencement Date, and the Sublandlord and the Overlandlord shall be named as an additional insured with respect to the public liability insurance. Subtenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Subtenant shall deliver to Sublandlord and the Overlandlord such renewal policy or certificate of insurance at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by reputable companies licensed to do business in the State of New York which are reasonably acceptable to Sublandlord, and all such policies shall contain a provision whereby the same cannot be canceled unless Sublandlord and the Overlandlord are given at least thirty (30) days’ prior written notice of such cancellation or modification.

(B)  Releases. Subtenant hereby releases the Overlandlord or anyone claiming through or under the Overlandlord by way of subrogation or otherwise to the extent that Sublandlord released the Overlandlord and/or the Overlandlord was relieved of liability or responsibility pursuant to Section 9.04 of the Overlease, and Subtenant will cause its insurance carriers to include any clauses or endorsements in favor of the Overlandlord which Sublandlord is required to provide pursuant to the provisions of the Overlease.

18.  ESTOPPEL CERTIFICATES. Subtenant and Sublandlord shall, within ten (10) days after each and every request by the other party, execute, acknowledge and deliver a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), (ii) specifying the dates to which the Fixed Rent and Additional Rent have been paid, and (iii) stating whether or not, to its best knowledge, the other party is in default in performance or observance of its obligations under this Sublease, and, if so, specifying each such default. Any such statement delivered pursuant to this Section 18 may be relied upon by the requesting party and by any prospective assignee or transferee of the requesting party’s interests in the Premises or any part thereof.

19.  ALTERATIONS.

(a)  Subtenant shall not make or cause, suffer or permit the making of any non-structural alteration, addition, change, replacement, installation or addition in or to the Subleased Premises other than moving furniture and installing other furniture, furnishings and trade fixtures which are not affixed to the Subleased Premises or making cosmetic or decorative changes without obtaining the prior written consent of Sublandlord in each instance and, if required pursuant to the Overlease, the consent of the Overlandlord. Such consent by Sublandlord shall not be unreasonably withheld, conditioned or delayed. Subtenant shall not make or cause, suffer or permit the making of any structural or non-structural alteration, addition, change, replacement, installation or addition in or to the Subleased Premises at any time without the prior written consent of the Overlandlord and Sublandlord in each instance (which consent from Sublandlord shall be at its sole discretion). Provided Sublandlord shall have provided its consent to such alterations, Sublandlord shall use reasonable efforts to obtain the consent of the Overlandlord, if required, as determined by Sublandlord, at Subtenant’s sole reasonable cost and expense. Notwithstanding the foregoing, Subtenant may make non-structural alterations, changes, replacements installations or additions the cost of each of which do not exceed $50,000.00 without the consent of Sublandlord. Any such alteration, addition, change, replacement, installation or addition shall be made only in strict accordance with the terms, conditions and provisions of the Overlease. Any such alteration, addition, change, replacement, installation or addition shall, upon installation, become the property of Sublandlord and shall be surrendered with the Subleased Premises upon the expiration or earlier termination of this Sublease, unless Sublandlord shall notify Subtenant to remove same; provided that Subtenant shall not be obligated to remove alterations done to the Building standard utilizing finishes and materials substantially similar to those existing in the Subleased Premises as of the date hereof, and with regard to those alterations which are not standard, Sublandlord must notify Subtenant as of the time of Sublandlord’s consent whether the same must be removed at the end of the Term or the earlier termination of this Sublease; provided, further, that Subtenant shall have the right to remove its movable furniture, fixtures, furnishings and equipment (excluding, however, all furniture, fixtures, furnishings and equipment and other personal property delivered with possession upon the Commencement Date) upon the expiration or earlier termination of this Sublease. Sublandlord reserves the right to charge Subtenant a reasonable supervisory fee associated with Subtenant’s alterations. In no event shall the Subtenant be entitled to tint the windows of the Subleased Premises.

(b)  Provided the requested alteration, addition, change, replacement, or installation is non-structural in nature and does not materially impact the Building systems, the failure of Sublandlord to reply to a request under Subsection 19(a) within thirty (30) days of Sublandlord’s receipt of a written request hereunder shall be deemed Sublandlord’s consent to such alteration, addition, change, replacement, or installation provided that Subtenant shall receive no response within three (3) Business Days of Sublandlord’s receipt of a second notice notifying Sublandlord that it has failed to timely respond within the initial thirty (30) day period, and making specific reference to this Subsection and the fact that Sublandlord’s failure to respond within such three (3) Business Day period shall be deemed consent hereunder. Further, if after receipt of a request hereunder, Sublandlord shall make a reasonable request for additional relevant information, or proof or information that is otherwise required to be provided pursuant to the terms of this Section, but was not provided in full, such initial thirty (30) day period shall not be deemed to run until such additional information has been received by Sublandlord.

(c)  Subtenant has informed Sublandlord that Subtenant intends to initially improve the Subleased Premises by combining two (2) offices located on the 23rd floor of the Subleased Premises. (“Initial Alterations”). Such improvement has been approved by Sublandlord in accordance with the plans and specifications subject to the terms and conditions set forth in Section 19(d) below provided however that any such improvements shall be subject to therefor, (i) Subtenant’s compliance with the other provisions of this Section 19 and those provisions of the Overlease which are incorporated herein and applicable to such an alteration including but not limited to compliance with all applicable municipal laws, ordinances, codes, rules and regulations, (ii) such alterations being constructed consistent with or better quality than the Building standard utilizing finishes and materials substantially similar to those existing in the Subleased Premises as of the date hereof, (iii) such improvement shall not change, alter or affect any of the Building’s systems in an adverse manner, and (iv) reimbursement to Sublandlord of its reasonable and actual out-of-pocket costs and expenses for review of Subtenant’s plans and specifications for such alteration or its applications for permits including any review by outside professionals.

(d)  Subtenant has provided Sublandlord, and Sublandlord has reviewed and hereby approves pursuant to the provisions of this Section 19, all plans and specifications with regard to its Initial Alterations, as identified on Exhibit D attached hereto and made a part hereof, subject to and conditioned upon Subtenant meeting, to Sublandlord’s reasonable satisfaction, the terms and conditions of Sublandlord’s architects.

20.  DEFAULT BY SUBTENANT. The following shall constitute a default by Subtenant hereunder: (i) any failure of Subtenant to pay any Fixed Rent, Additional Rent or other charges payable hereunder within three (3) Business Days after notice of such failure in payment shall have been given to Subtenant; or (ii) any failure of Subtenant to perform any other of the terms, covenants or conditions of this Sublease (including those incorporated herein by reference) to be observed or performed by Subtenant for more than twenty (20) days after written notice of such default shall have been served upon Subtenant, or any sooner time otherwise specifically set forth in any provision of this Sublease (including, without limitation, any provision incorporated by reference, as same may be modified by Article 3 hereof), or, if such default cannot reasonably be cured within such period of twenty (20) days, if Subtenant shall not have commenced the cure thereof within such period of time and shall not be proceeding with due diligence and good faith to cure same (so long as such default is cured before the event resulting in such default causes a default by the tenant under the Overlease and in any event within sixty (60) days); or (iii) if Subtenant shall abandon the Subleased Premises for more than one hundred twenty (120) consecutive days; or (iv) if by operation of law or otherwise, and other than in accordance with this Sublease, any interest of Subtenant in or to the Subleased Premises or in or to this Sublease shall pass to another and not revert to Subtenant within twenty (20) days; or (v) if Subtenant shall make an assignment of all or a portion of its property for the benefit of creditors, or file a petition in bankruptcy or insolvency or for reorganization or arrangement or for the appointment of a receiver of all or a portion of its property; or if Subtenant shall have filed against it a petition in bankruptcy or insolvency or for reorganization or arrangement or for the appointment of a receiver of all or a portion of its property and such petition shall not be vacated or withdrawn within sixty (60) days after the date of filing thereof; or if a permanent receiver shall be appointed for all or a portion of the property of Subtenant. In case of any default hereunder, then, in addition to all other remedies (including those incorporated herein by reference) available to Sublandlord, Sublandlord shall have the right to terminate this Sublease on three (3) days’ prior written notice to Subtenant, upon which Sublandlord shall have the immediate right of re-entry and may remove all persons and property from the Subleased Premises by summary proceedings.

21.  RIGHT TO CURE SUBTENANT’S DEFAULTS. If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, then Sublandlord shall have the right, but not the obligation, after the lesser of five (5) Business Days’ written notice to Subtenant or the time within which the Overlandlord may act on Sublandlord’s behalf under the Overlease, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall deem necessary, and in exercising any such right, to pay any reasonable incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees and disbursements. Subtenant shall pay to Sublandlord not more than twenty (2) days from written demand all sums so incurred and paid by Sublandlord and all necessary reasonable incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at the rate of one and one-half percent (1-1/2%) per calendar month or any part thereof (or the then maximum lawful interest rate, whichever shall be less), from the date of the making of such expenditures.

22.  BROKERAGE. Sublandlord and Subtenant represent to each other that they have dealt with no broker, finder or other similar person in bringing about this Sublease other than Newmark Knight Frank and Cushman & Wakefield (the “Brokers”). Sublandlord and Subtenant agree to indemnify, defend and hold harmless, the other from and against any claims made by any broker, finder or other person for a brokerage commission, finder’s fee, or similar compensation other than the Brokers, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements or the reasonable value of legal services rendered by Sublandlord on behalf of itself in connection with such claims) in the event the representation set forth above and made by such party shall be untrue. Sublandlord shall pay all fees or commissions due and owing to the Brokers.

23.  LIABILITY OF SUBLANDLORD. Subtenant shall look only to Sublandlord’s estate and interest in the Building (or the proceeds thereof) for the satisfaction of Subtenant’s remedies or for the collection of any judgment (or other judicial process) in the event of any default by Sublandlord under this Sublease. Subtenant shall not look to any other property or assets of Sublandlord or the partners of Sublandlord, nor shall any of Sublandlord, its affiliates or the shareholders, officers or directors of Sublandlord be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant’s remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder or Subtenant’s use and occupancy of the Subleased Premises, nor shall anything contained in this Sublease be construed to permit Subtenant to offset any claim or sum against any Fixed Rent, Additional Rent or other charge due hereunder.

24.  WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Subtenant and Sublandlord hereby waive all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of or in any way connected with (a) this Sublease, (b) the relationship of Sublandlord and Subtenant hereunder, (c) the Subleased Premises or the use and occupancy thereof, and (d) any claim of injury or damages in connection the Subleased Premises or the use and occupancy thereof Subtenant also hereby waives all rights to assert or interpose a counterclaim (excepting compulsory counterclaims) in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

25.  NO WAIVER. The failure of either party to insist in any one or more cases upon the strict performance or observance of any obligation of the other party hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of the other party or any right or option of such party. Sublandlord’s receipt and acceptance of Fixed Rent or Additional Rent, or Sublandlord’s acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant’s breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublandlord or Subtenant of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by the party making such waiver.

26.  COMPLETE AGREEMENT. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease, which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

27.  SUCCESSORS AND ASSIGNS. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective legal representatives and successors and permitted assigns. In the event of any assignment or transfer of Sublandlord’s interest under the Overlease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease, accruing from and after the date of such transfer, and provided that the assignee or transferee assumes all such obligations (in writing).

28.  INTERPRETATION. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender, in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a limited liability company, a corporation or any other form of business or legal association or entity.

29.  SECURITY.

(a)  Subtenant has deposited with Sublandlord the sum of Six Hundred Twenty One Thousand Three Dollars and No Cents ($621,003.00) as security for the faithful performance and observance by Subtenant of the terms, provisions and conditions of this Sublease which shall be held by Sublandlord in a segregated interest bearing account (or sub-account) and in compliance with applicable laws (interest earned, after deduction of permitted statutory administration fees shall, provided Subtenant is not then in default under the terms of this Sublease, be paid to Subtenant not more frequently than annually after written demand therefore from Subtenant to Sublandlord). It is agreed that in the event Subtenant defaults (beyond any applicable notice and/or grace period) in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of Fixed Rent and/or Additional Rent, Sublandlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent and/or Additional Rent and/or any other sum as to which Subtenant is in default (beyond any applicable notice and/or grace period) or for any sum which Sublandlord may expend and/or may be required to expend by reason of Subtenant’s default (beyond any applicable notice and/or grace period) in respect of any of the terms, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the re-letting of the Subleased Premises whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublandlord and/or the reasonable costs of enforcement of this Sublease incurred by Sublandlord. In the event that the Sublandlord shall apply all or any part of the amount being held as security, then Subtenant shall, within ten (10) days of demand therefor, replenish the amount held by Sublandlord to the amount set forth above as the original security deposit. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Subtenant promptly after the date fixed as the end of the Sublease and after delivery of entire legal possession of the Subleased Premises (and the furniture and fixtures described in Section 35 of this Sublease) to Sublandlord in the condition required pursuant to the terms of this Sublease. In the event of a sale or other transfer of the interest of Sublandlord in the Overlease or the master leasing of the Building, of which the Subleased Premises form a part, Sublandlord shall transfer the security to the vendee or lessee and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such security and Subtenant agrees to look to the new Sublandlord solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Sublandlord. Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(b)  In lieu of the cash security deposit provided for in Section 29(a) hereof, Subtenant may at any time during the Term or upon the execution and delivery of this Sublease by the parties hereto deliver to Sublandlord and shall thereafter, except as otherwise provided herein, maintain in effect at all times during the term hereof, a clean, irrevocable letter of credit, in form and substance reasonably satisfactory to Sublandlord, (provided that the form of such letter of credit shall be delivered to and approved by Sublandlord in draft form prior to its issuance), in the amount of the security required pursuant to this Section 29, issued by a commercial bank reasonably satisfactory to Sublandlord and having its principal place of business or its duly licensed branch or agency in the City of New York where drafts on the letter of credit may be presented for payment. Draws may be made under such letter of credit without any additional instruments or documentation other than a simple draft. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Sublandlord given by certified or registered mail, return receipt requested not less than thirty (30) days prior to the expiration thereof. Except as otherwise provided in this Section 29, Subtenant shall, throughout the term of this Sublease deliver to Sublandlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred, to as a “Security Letter”) no later than thirty (30) days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one (1) year and shall be automatically renewable from year to year as aforesaid. If Subtenant shall fail to obtain any replacements of a Security Letter within the time limits set forth in this Section 29(b), Sublandlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder. Subtenant shall have the right to substitute for any Security Letter then being held by Sublandlord a substitute Security Letter which satisfies all of the requirements of this Section 29(b), provided that Sublandlord shall not be obligated to relinquish the Security Letter then being held by Sublandlord until such new Security Letter has been delivered to Sublandlord. Should Sublandlord be entitled to draw upon a Security Letter, the proceeds thereof may be applied to the same extent as if a cash security deposit had been posted. Should Sublandlord be entitled to draw upon a Security Letter, then within ten (10) days of demand therefor, Subtenant shall provide either cash, a new Security Letter or an amendment to the existing Security Letter so that the Sublandlord shall be holding in cash security or the undrawn amounts of Security Letters, the amount set forth above as the original security deposit.

(c)  In the event of a sale, transfer or assignment of the Overlease, Sublandlord shall have the right to require Subtenant to deliver a replacement Security Letter naming the new Sublandlord as beneficiary and, if Subtenant shall fail to timely deliver the same within ten (10) Business Days after written request therefor, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered. Subtenant hereby acknowledges and agrees that in connection with any transfer by Sublandlord or its successors or assigns hereunder of Sublandlord’s interest in the Security Letter, and the delivery of a replacement Security Letter as provided herein, Subtenant shall be solely liable to pay any transfer fees charged by the issuing bank to Sublandlord or the transferee in connection with any such transfer of the Security Letter, as Additional Rent hereunder, within twenty (20) days after delivery to Subtenant of an invoice therefor.

(d)  Provided Subtenant is not then in default beyond the expiration of any applicable notice and cure period provided herein for the cure thereof (if any), and further provided that Subtenant has not been in default hereunder beyond the expiration of any applicable notice and cure period provided herein for the cure thereof (if any) at any time during the Term hereof, then, the amount of the Security Deposit shall be reduced to twelve months of the then Fixed Rent upon the earlier of (i) Subtenant achieving revenues in excess of twenty million dollars, annualized revenue, for four (4) consecutive quarters; or (ii) receipt by Sublandlord of twenty four (24) months of payment of Fixed Rent and Additional Rent.

(e)  After the sixtieth (60th) month following the Rent Commencement Date and provided that: (i) Subtenant shall have annualized revenues exceeding Twenty Million Dollars ($20,000,000.00); (ii) Subtenant is not then in default beyond the expiration of any applicable notice and cure period provided herein for the cure thereof (if any); (iii) Subtenant has not been in default hereunder beyond the expiration of any applicable notice and cure period provided herein for the cure thereof (if any) at any time during the Term hereof, then, upon written request by Subtenant, the amount of the Security Deposit shall be reduced to nine (9) months of the then Fixed Rent.

30.  POSSESSION. If Sublandlord is unable to give possession of the Subleased Premises on the Rent Commencement Date, Sublandlord shall not be subject to any liability for failure to give possession on said date and the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Sublease, but, provided Subtenant is not responsible for the inability to obtain possession, the rent payable hereunder shall be abated until after Sublandlord shall have given written notice that the Sublandlord is able to deliver possession as required by the terms of this Sublease. The provisions of this Article are intended to constitute “an express agreement to the contrary” within the meaning of Section 223-a of the Real Property Law.

31.  INDEMNIFICATION OF SUBTENANT. Wherever in the Overlease it is provided that the Overlandlord shall indemnify and/or hold harmless the tenant thereunder, then, for purposes of incorporation by reference herein, Sublandlord shall indemnify and/or hold harmless Subtenant only if, as and when and to the extent Sublandlord shall actually receive any monies, deductions, abatements or setoffs from the Overlandlord by reason of such indemnity or hold harmless agreement, and then only after deducting the reasonable costs, including, without limitation, reasonable attorneys’ fees and disbursements (and/or the reasonable value of legal services rendered by Sublandlord on behalf of itself in the case where a sophisticated tenant would have incurred outside attorneys’ fees), incurred by Sublandlord in obtaining same, which net amounts shall be shared by Sublandlord, any other occupant of the Premises and Subtenant in proportion to each party’s actual damages incurred by each of them by reason of the act or omission giving rise to the payment of such monies, deductions, abatements or setoffs. The provisions of the foregoing sentence shall not be construed to limit or release Sublandlord’s liability under such indemnity provisions for the wrongful acts or omissions of Sublandlord and its officers, directors, agents, contractors and employees. Wherever in the Overlease it is provided that the landlord thereunder shall pay to the tenant thereunder any sums received by the landlord thereunder as proceeds of any insurance policies, then, for purposes of incorporation by reference herein, Sublandlord shall pay such proceeds to Subtenant only if, as and when and to the extent that Sublandlord shall actually receive such proceeds from the landlord under the Overlease, and then only after deducting the reasonable costs, including, without limitation, reasonable attorneys’ fees and disbursements (and/or the reasonable value of legal services rendered by Sublandlord on behalf of itself in the case where a sophisticated tenant would have incurred outside attorneys’ fees) incurred by Sublandlord in obtaining same, which net proceeds shall be shared by Sublandlord, any other occupant of the Premises and Subtenant in proportion to each party’s actual damages incurred by each of them by reason of the act or omission giving rise to such insurance proceeds. In all events no such monies, deductions, setoffs or insurance proceeds shall be paid to Subtenant in excess of the loss or damage actually incurred by Subtenant.

32.  EXECUTION; COUNTERPARTS. This Sublease shall not become binding upon Sublandlord or Subtenant, and Subtenant shall have no rights with respect to the Subleased Premises for any period on or after the Commencement Date, either pursuant hereto or otherwise, unless and until Sublandlord and Subtenant shall each have executed and delivered a fully executed copy of this Sublease to each other. Notwithstanding the foregoing, this Sublease may be executed in multiple counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

33.  STATUS OF SUBTENANT. Subtenant hereby represents and warrants to Sublandlord: (i) that it is a duly organized and validly existing corporation under the laws of the State of Delaware and it is qualified to do business in the State of New York; (ii) the Subtenant’s financial statements provided to Sublandlord are true, complete, correct and accurate in all material respects; (iii) the obligations to be performed by Subtenant hereunder have been duly authorized by Subtenant by all requisite action and in accordance with its organizational documents and operating agreements; and (iv) this Sublease is valid and binding against the Subtenant in all respects. The individual signing this Sublease on behalf of Subtenant hereby represents and warrants to Sublandlord that such individual has the power and authority to bind Subtenant to all of the terms hereof. This Sublease shall be interpreted and enforced under the laws of the State of New York. Subtenant does hereby agree to be subject to the jurisdiction and to the venue of the courts of the State of New York or the federal district court for the Southern District of New York for any action, suit or proceeding relating to this Sublease, and that service may be made upon Subtenant in accordance with the Notice provisions of this Sublease.

34.  INTENTIONALLY OMITTED.

35.  FURNITURE. Subtenant acknowledges that Sublandlord shall deliver possession of Subleased Premises with the existing furniture in the Subleased Premises (excluding specifically, Sublandlord’s trade fixtures, business equipment, computer systems, and telephone system and employee’s furnishings, except as otherwise provided in this Sublease). The existing furniture will remain the property of Sublandlord at all times. Upon the Expiration Date, or the earlier termination of this Sublease, it shall be Subtenant’s obligation to remove Subtenant’s other furniture, fixtures, business equipment and employee possessions (i.e. other than the furniture and fixtures in the Subleased Premises as of the delivery of possession to Subtenant) from the Subleased Premises and to deliver the Subleased Premises and existing furniture in its present condition and repair subject to reasonable wear and tear (and damage by fire or other casualty excepted if Subtenant has properly insured same and provided the proceeds of such coverage are paid over the Sublandlord at the expiration or sooner termination of this Sublease, unless Subtenant has used such proceeds to replace such furniture), in broom clean condition, and free of other personal property and debris. Sublandlord has not and does not now make any representations or warranties, express or implied, with regard to such furniture and the Subtenant agrees to accept same in its present “as is” condition, subject to normal wear and tear between the date hereof and the Commencement Date. Subtenant shall not dismantle and/or remove the furniture provided hereunder except with Sublandlord’s consent (and if consent is so granted the same shall be stored and insured as reasonably required by Sublandlord at Subtenant’s cost and expense). Attached hereto as Exhibit B and made a part hereof is a furniture inventory identifying the furniture which is owned by Sublandlord and being made available to Subtenant pursuant to the terms of this Section 35.

36.  SIGNAGE. Except to the extent provided to other subtenants of the Building (which presently includes a placard at the security desk), Subtenant shall not be entitled to signage in the Building lobby; provided, however, with the prior written consent of Sublandlord, not to be unreasonably withheld, conditioned or delayed, Subtenant may adorn the easterly entranceways to the Subleased Premises with a sign consistent with the character and finish of the Building’s interiors (which sign will be removed and any damage repaired at Subtenant’s sole cost and expense upon the Expiration Date or earlier termination of this Sublease). Notwithstanding the foregoing, if and to the extent other subtenants of the Building that are not Affiliates of Sublandlord are provided signage in the lobby, Subtenant will be provided with similar signage. Sublandlord shall provide a proportionate share of Sublandlord’s directory listings rights of the Building’s directory system.

37.  HOLDOVER. Supplementing and modifying Article 34 of the Overlease which is incorporated in this Sublease by reference pursuant to Section 3(a) of this Sublease, in addition to and not in limitation of any and all rights and remedies Sublandlord shall have in the event of a holdover by Subtenant beyond the Expiration Date or earlier termination of this Sublease, Subtenant shall be liable to Sublandlord for any direct consequential losses, damages, claims, costs, fees and/or expenses occasioned as a result of Subtenant remaining in possession.

38.  RULES AND REGULATIONS. At any time and from time to time, Sublandlord shall have the right upon reasonable prior notice to Subtenant to institute reasonable rules and regulations governing the use and occupancy of the Subleased Premises and the common areas of the Building to which Subtenant has access, the use of the Building Systems and the use of vendors servicing Subtenant; provided all such rules shall be enforced in a non-discriminatory manner against all other subtenants of the Building who are not Affiliates of Sublandlord. Sublandlord covenants that the initial rules and regulations will be substantially comparable with those of other first class office buildings in the Times Square area (i.e. 3 and 5 Times Square).

39.  QUIET ENJOYMENT. Sublandlord covenants that during the term of this Sublease, Subtenant shall have quiet and peaceable possession of the Subleased Premises, without hindrance or molestation by Sublandlord or any person claiming through or under Sublandlord, subject to the terms, covenants, conditions and provisions of this Sublease, the Overlease, any Superior Lease (as defined in the Overlease), any Superior Mortgage (as defined in the Overlease), and all covenants, conditions, restrictions, easements, encumbrances, agreements, documents, and instruments now of record.

40.  DAMAGE AND DESTRUCTION. Anything in this Sublease to the contrary notwithstanding, (a) in the event of damage or destruction to the Subleased Premises or the material services relating thereto (i.e., heat, air conditioning, elevator service, electricity and water) or the means of ingress or egress therefrom by fire or other casualty, whether to the Building or otherwise (collectively, “Casualty”) and Sublandlord or Overlandlord has not substantially completed its portion of the restoration of the affected portion of the Subleased Premises to substantially its condition immediately prior to the Casualty (excepting any leasehold improvements made by Subtenant) within 270 days from the occurrence of such Casualty (and provided access to the Subleased Premises is also restored), then the Subtenant may elect to terminate this Sublease on notice to the Sublandlord at any time after such 270 day period and before the completion of such restoration, or (b) if the Casualty shall occur in the last eighteen (18) months of the term of this Sublease, then, provided the Casualty was not caused by the uninsurable acts or omissions of Subtenant, its partners, officers, directors, employees, agents, contractors, representatives, invitees, permitted assigns, or affiliates, Subtenant may terminate this Sublease by written notice to Sublandlord within 30 days following the receipt of notice by Sublandlord that such restoration cannot be completed within the 270-day period. Such notice by Sublandlord shall be given within 45 days of the Casualty. If Subtenant elects to terminate under this provision, this Sublease shall terminate on the date of the occurrence of the Casualty as the effective date of termination. Within 30 days of the date that Subtenant has delivered the foregoing notice of termination, Subtenant shall vacate and surrender possession of the Subleased Premises, Fixed Rent, Additional Rent and other amounts payable under this Sublease shall be prorated as of such effective date and the parties shall have no further obligations hereunder. A determination as to the time necessary to substantially restore the Subleased Premises shall be made promptly after such occurrence by a licensed, reputable general contracting firm or architect, and if such contractor or architect shall determine that the Subleased Premises cannot be restored within such 270-day period, Subtenant may terminate this Sublease.

41.  NO RECORDING. Subtenant shall not record this Sublease or any memorandum of this Sublease. If Subtenant records this Sublease or any memorandum of this Sublease, the Subtenant shall be deemed at Sublandlord’s option to have committed an incurable default. Sublandlord may then record a “Notice of Termination” of this Sublease, which shall be effective without Tenant’s signature.

THE BALANCE OF THIS PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, Sublandlord and Subtenant have hereunto executed this Sublease as of the day and year first above written.

SUBLANDLORD:

LIVE NATION WORLDWIDE, INC. f/k/a

SFX ENTERTAINMENT, INC.

By:	/s/ Kathy Willard
Name: Kathy Willard
Title: Executive Vice President and Chief Accounting Officer

SUBTENANT:

FLAGSHIP PATIENT ADVOCATES, INC.

By:	/s/ Fred F. Nazem
Name: Fred F. Nazem
Title: Chairman and Chief Executive Officer